PROSPECTUS SUPPLEMENT                                         File No. 333-52822
(To Prospectus and Prospectus Supplement                          Rule 424(b)(3)
  dated January 24, 2001)
Prospectus number: 2164


                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                     $5,900,000


CUSIP Number:                         59018Y KF7


Interest Rate:                        .003%
                                      [To accommodate Trustee, interest rate for set up purposes is .003%; the rate should be immediately edited to .0031%]

Original Issue Date:                  July 9, 2001


Stated Maturity Date:                 June 30, 2008


Interest Payment Dates:               Each   June   30th  and   December   30th,
                                      commencing  on  December 30, 2001, subject
                                      to Modified   Following    Business    Day
                                      Convention.

Repayment at the Option
of the Holder:                        The Notes  cannot  be repaid  prior to the
                                      Stated Maturity Date.

Redemption at the Option
of the Company:                       The Notes cannot be redeemed  prior to the
                                      Stated Maturity Date.


Form:                                 The  Notes  are  being   issued  in  fully
                                      registered book-entry form.


Trustee:                              The Chase Manhattan Bank


Dated:                                June 29, 2001